Exhibit 99.B(d)(94)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Smith Breeden Associates, Inc.

As of September 29, 2005, as amended December 19, 2006

SEI INSTITUTIONAL MANAGED TRUST

Core Fixed Income Fund
Large Cap Diversified Alpha Fund
Small/Mid Cap Diversified Alpha Fund

Agreed and Accepted:

SEI Investments Management Corporation	Smith Breeden Associates, Inc.

By:	By:

/s/ Sofia A. Rosala	/s/William E. Schwartz

Name:	Name:

Sofia A. Rosala	/s/William E. Schwartz

Title:	Title:

Vice President	Senior Vice President &General Counsel

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Smith Breeden Associates, Inc.

As of September 29, 2005, as amended December 19, 2006

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Core Fixed Income Fund	x.xx	%
Large Cap Diversified Alpha Fund	x.xx	%
Small/Mid Cap Diversified Alpha Fund

for Assets which the Sub-Adviser and the Adviser afree that the performance target is 100 bps in excess of the Russell 2500 Index	x.xx	%
for Assets which the Sub-Adviser and the Adviser agree that the performance target is 200 bps in excess of the Russell 2500 Index	x.xx	%
for Assets which the Sub-Adviser and the Adviser agree that the performance target is 300 bps in excess of the Russell 2500 Index	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation	Smith Breeden Associates, Inc.

By:	By:

/s/ Sofia A. Rosala	/s/William E. Schwartz

Name:	Name:

Sofia A. Rosala	/s/William E. Schwartz

Title:	Title:

Vice President	Senior Vice President &General Counsel